                                                                      EXHIBIT 11





                            FUQUA ENTERPRISES, INC.
             NUMBER OF SHARES USED IN COMPUTING EARNINGS PER SHARE
                                 MARCH 31, 1996

PRIMARY EARNINGS PER SHARE:


TREASURY STOCK METHOD:

                                NUMBER OF
                                 TRADING                  TOTAL               TOTAL
MONTH                             DAYS                     HIGH                LOW
- -------------------------------------------------------------------------------------------------------------
January                             22               $   430.000          $   418.375
February                            20                   397.000              384.750
March                               21                   505.375              491.500
                                    --                 ---------            ---------
                                    63               $ 1,332.375          $ 1,294.625           $2,627.000
                                    ==                 =========            =========            =========


AVERAGE:  $2,627.000 divided by 63 divided by 2 = $20.849
===============================================================================


OPTIONS                                                                       OPTION
OUTSTANDING                    SHARES                     PRICE             EXTENSION
- ----------------------------------------------------------------------------------------
                                   500                  $  8.500          $     4,250
                                 5,000                     9.500               47,500
                               121,000                    20.250            2,450,250
                                25,000                    20.375              509,375
                                 5,000                    21.000              105,000
                                15,000                    20.625              309,375
                                 4,000                    18.625               74,500
                               150,000                    20.500            3,075,000
                               100,000                    18.375            1,837,500
                               -------                                      ---------
Total                          425,500                                    $ 8,412,750
                               =======                                      =========




Average Price (above)                                                     $    20.849
                                                                            ---------
Total Option Extension Divided by Average Price                               403,505
Options Outstanding                                                           425,500
                                                                            ---------
Common Stock Equivalents                                                       21,995
Average Shares Outstanding (see page 2)                                     4,477,716
                                                                            ---------
Use for Primary Earnings Per Share 1st Quarter                              4,499,711
                                                                            ---------





                                  -continued-





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FULLY DILUTED EARNINGS PER SHARE:

AVERAGE NUMBER OF SHARES OUTSTANDING:

BEGINNING                      ENDING                  NUMBER                 SHARES
DATE                            DATE                  OF DAYS              OUTSTANDING             EXTENSION
- --------------------------------------------------------------------------------------------------------------
1-1-96                         1-2-96                    1                   4,441,865             4,441,865
1-3-96                         1-5-96                    4                   4,472,265            17,889,060
1-6-96                         1-9-96                    4                   4,472,515            17,890,060
1-10-96                       1-19-96                   11                   4,478,500            49,263,500
1-20-96                       2-13-96                   25                   4,479,347           111,983,675
2-14-96                       3-31-96                   46                   4,478,347           206,003,962
                                                        --                                       -----------
                                                        91                                       407,472,122
                                                        ==                                       ===========

Average Number of Shares Outstanding:
First Quarter (Extension Divided by Number of Days)  4,477,716

- --------------------------------------------------------------------------------------------------------------

                                                                              FIRST
                                                                             QUARTER
                                                                             -------


Closing Price - 3-31-96                                                    $   25.625
                                                                           ----------

Total Option Extension (from page 1) Divided by Closing Price                 328,302
Options Outstanding                                                           425,500
                                                                           ----------
Common Stock Equivalents                                                       97,198
Average Shares Outstanding (from above)                                     4,477,716
                                                                           ----------
Fully Diluted Shares                                                        4,574,914
Less Primary Shares (from page 1)                                           4,499,711
                                                                           ----------
Additional Shares                                                              75,203
                                                                           ----------
Percentage                                                                       1.68%



(Note: Anti-dilutive or less than 3.0%; no fully diluted presentation required.)
- -------------------------------------------------------------------------------




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